CBS SUPPLEMENTAL EMPLOYEE INVESTMENT FUND

CBS Inc. hereby establishes the CBS Supplemental Employee
Investment Fund, a nonqualified unfunded plan, for the exclusive benefit of select key management and highly compensated employees who participate in the CBS Employee Investment Fund.

                                 ARTICLE I
                               INTRODUCTION
Section 1.1 NAME OF PLAN. The name of this Plan is the "CBS Supplemental Employee Investment Fund."
Section 1.2 EFFECTIVE DATE. The effective date of this Plan is January 1, 1995. This Plan shall not apply to any Participant who has retired or terminated from active service with CBS prior to the Effective Date.
Section 1.3 PURPOSE. The purpose of this Plan is to provide a means by which an Eligible Employee may be provided benefits which otherwise would be provided as pre-tax contributions, after-tax contributions, or Employer Matching Contributions under the Employee Investment Fund in the absence of certain restrictions imposed by applicable law on the dollar amount of Salary that can be taken into account under the Employee Investment Fund.
                                ARTICLE II
                                DEFINITIONS
Capitalized items which are not defined herein shall have the meaning ascribed to them in the Employee Investment Fund. Whenever reference is made herein to "this Plan," such reference shall be to this CBS Supplemental Employee Investment Fund.

Section 2.1 "Account" shall mean a Participant's individual account as described in Section 3.2 of this Plan.
Section 2.2 "Beneficiary" shall mean the person or persons designated by the Participant to receive any payments provided for under Section 3.8, and, if and to the extent that such designation shall not be in force at the time of such payment, his spouse, or if he has no spouse, his executors or administrators.
Section 2.3    "Board" shall mean the Board of Directors of CBS
               Inc.
Section 2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
Section 2.5 "Committee" shall mean the Committee established under Section 4.1 of the Plan or its designee.
Section 2.6 "CBS" shall mean CBS Inc. and any of its affiliated companies as may be authorized to participate in this Plan by the Board.
Section 2.7    "Compensation Limitation" shall mean the
               limitation on Salary that is required to be taken into account in determining contributions under the Employee Investment Fund in accordance with
               Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder for plan years beginning on and after January 1, 1994, as indexed for increases in the cost-of-living under
               Section 401(a)(17)(B) of the Code.
Section 2.8 "Eligible Employee" shall mean an employee of CBS who is designated by the Committee pursuant to
               Section 4.1 as eligible to participate in this Plan.
Section 2.9 "Employee Deferrals" shall mean the portion of a Participant's Salary which he elects to defer under the terms of this Plan and shall include Required Basic Deferrals and Voluntary Deferrals.
Section 2.10 "Employee Investment Fund" shall mean the CBS Employee Investment Fund as amended from time to time.
Section 2.11 "Employer Match" shall mean the amounts credited in accordance with Section 3.4 of this Plan.
Section 2.12 "Excess Salary" shall mean the amount of the Participant's Salary equal to the difference between: (i) his actual Salary for the Plan Year up to $235,840 (without regard to any cost-of-living adjustments); and (ii) his Salary for the
               Plan Year up to the Compensation Limitation.
Section 2.13 "Participant" shall mean an Eligible Employee who participates in this Plan pursuant to Article III. An Eligible Employee shall remain a Participant under this Plan until all amounts payable on his behalf from this Plan have been paid.
Section 2.14   "Plan Year" shall mean the calendar year.
Section 2.15 "Required Basic Contributions" shall mean the pre-tax contributions or after-tax contributions made to the Employee Investment Fund by or on behalf of a Participant as required basic contributions with respect to which Employer Matching Contributions under Employee Investment Fund are made.
Section 2.16 "Required Basic Deferrals" shall mean the deferrals made by a Participant under Section 3.3(A) hereunder with respect to which Employer Match amounts are credited under Section 3.4.
Section 2.17 "Targeted Investment Options" shall mean those investment options designed in Section 3.6 as measurements of the rate of return to be credited on amounts deferred hereunder.
Section 2.18 "Voluntary Deferrals" shall mean the deferrals made by a Participant under Section 3.3(B) hereunder, if any, after a Participant has elected to make Required Basic Deferrals.
Section 2.19   "Voluntary Supplemental Contributions" shall mean
               the pre-tax contributions or after-tax
               contributions made to the Employee Investment Fund by or on behalf of a Participant as voluntary supplemental contributions.

                                ARTICLE III
                               PARTICIPATION
Section 3.1    PARTICIPATION.
                    (A)  EMPLOYEE DEFERRALS PARTICIPATION:  An
               Eligible Employee may elect to participate in the Required Basic Deferrals feature of the Plan for a Plan Year if he has elected to make the maximum allowable pre-tax Required Basic Contribution and pre-tax Voluntary Supplemental Contribution to the Employee Investment Fund for the Plan Year. An Eligible Employee who is eligible and elects to participate in the Required Basic Deferrals feature of the Plan may further elect to participate in the Voluntary Deferrals feature of the Plan. In order to participate in the foregoing features of the Plan, a Participant must file an election with the Committee, in accordance with Section 3.3 and the rules and regulations established by the Committee.
                    (B)  EMPLOYER MATCH PARTICIPATION:  An
               Eligible Employee will participate in the Employer
               Match feature of this Plan for a Plan Year if:
               (i) he has elected to have the maximum allowable pre-tax Required Basic Contribution and pre-tax Voluntary Supplemental Contribution to the Employee Investment Fund for the Plan Year; (ii) as a result of the application of the Compensation Limitation, he loses the opportunity to be credited with Employer Matching Contributions under the Employee Investment Fund based on the amount of his Excess Salary; and (iii) he has elected to defer a Required Basic Deferral hereunder.
Section 3.2    ESTABLISHMENT OF PLAN ACCOUNTS.   CBS shall
               establish an Account for each Participant. During each Plan Year, each Participant's Account will be credited with the amount of the Participant's Employee Deferrals elected under Section 3.3, if any, and the Employer Match with which the Participant is entitled to be credited with under
               Section 3.4, if any. Such amounts shall be credited, as a bookkeeping entry only, to the Participant's Account at such times as the Participant's Required Basic Contributions, Voluntary Supplemental Contributions, or Employer Matching Contributions would have been made to the Employee Investment Fund.
Section 3.3 EMPLOYEE DEFERRALS. Participants may make Employee Deferrals as described in Section 3.3(A) and Section 3.3(B) for any Plan Year, subject to the limitation in Section 3.5.
                    (A)  AMOUNT OF EMPLOYEE REQUIRED BASIC
               DEFERRALS.  A Participant who meets the
               requirements of Section 3.1(A) for a Plan Year may elect to have Required Basic Deferrals credited to his Account for such Plan Year. For each Plan Year, the amount of Required Basic Deferrals that may be credited to a Participant's Account shall equal the Participant's Required Basic Contribution percentage applicable under the Employee Investment Fund multiplied by the Participant's Excess Salary. If the Participant elects to make the Required Basic Deferral, he will be entitled to an Employer Match credited under Section 3.4 hereof.
                    (B)  AMOUNT OF VOLUNTARY DEFERRALS.  A
               Participant who meets the requirements of Section 3.1(A) and has elected to make a Required Basic Deferral under Section 3.3(A) for a Plan Year may then elect to have Voluntary Deferrals credited to his Account for such Plan Year. For each Plan Year, a Participant may elect a Voluntary Deferral equal to any percentage of Excess Salary in
               one-half percent increments; provided, however, that the total amount of Required Basic Deferrals and Voluntary Deferrals cannot exceed twelve and one-half percent of Excess Salary.
                    (C)  ELECTION OF EMPLOYEE DEFERRALS.  An
               election by a Participant to commence Employee Deferrals must be made prior to January 1 of a Plan Year to be effective for Employee Deferrals with respect to that Plan Year. The election will be effective on a prospective basis beginning with the payroll period that occurs as soon as administratively practicable following January 1 of that Plan Year. Notwithstanding the foregoing, if an Eligible Employee first becomes a Participant after January 1 of a Plan Year, his election to commence Employee Deferrals must be made within 30 days of his participation. The election will be effective on a prospective basis beginning with the payroll period that occurs as soon as administratively practicable following receipt of the election by the Committee. Any election previously made remains in effect unless the Eligible Employee amends or suspends such election as set forth in this Plan.
                    (D)  AMENDMENT OR SUSPENSION OF ELECTION.  A
               Participant may change his election under this
               Plan any time during the Plan Year by filing an election on a prescribed form. Any such change or new election will become effective as of the first payroll period in the calendar quarter which begins after the date such election is received by the Committee (or as soon as practicable thereafter). Participants may elect to suspend all their Employee Deferrals, if any, by filing a written election with the Committee on prescribed forms. Such a suspension election shall be effective as soon as practicable after it is received by the Committee. In order to resume such Employee Deferrals, a Participant must follow the procedure described in subsection (B) above as though he were a new Participant. A Participant will not be permitted to make up suspended Employee Deferrals.
Section 3.4 CREDITING OF EMPLOYER MATCH. Subject to the limitation in Section 3.5, for each Plan Year, the amount of Employer Match that will be credited to the Account of a Participant who meets the requirements of Section 3.1(B) shall equal the amount of such Participant's Required Basic Deferrals.
Section 3.5 OVERALL LIMITATION ON AMOUNTS CREDITED TO AN ACCOUNT. Notwithstanding anything to the contrary
               in this Plan, in no event shall the amounts credited to a Participant's Account under Sections
               3.3 and 3.4 with respect to a Plan Year, when combined with all actual contributions made to the Employee Investment Fund with respect to such Plan Year by or on behalf of the Participant (to wit:
               Required Basic, Voluntary Supplemental, Periodic Special, if any, and Employer Matching Contribu-tions) exceed the dollar limitation amount referred to in Section 415(c) of the Code (as indexed for cost-of-living increases for such Plan
               Year). If amounts in excess of the foregoing combined plan limitation are credited under this Plan for any Participant, the overall amounts credited hereunder for the affected Participant shall be reduced in the following order: (i) reductions in future deferrals shall be made in the following order to the extent necessary to meet the foregoing limitation: Voluntary Deferrals under Section 3.3(B), Required Basic Deferrals under Section 3.3(A), and Employer Matches under Section 3.4; thereafter (ii) amounts already credited under this Plan shall be forfeited in the following order to the extent necessary to meet the foregoing limitation:
               Employer Matches under Section 3.4, Voluntary
               Deferrals under Section 3.3(B), and Required Basic Deferrals under Section 3.3(A).
Section 3.6 CHANGES IN AMOUNTS CREDITED TO AN ACCOUNT. Additional amounts shall be credited to a Partici-pant's Account to reflect the earnings or losses that would have been earned had the deferred amounts been invested in the following Targeted Investment Options, as elected by the Participant:
               Supplemental Fund Q (AIM Value Fund), Supplemental Fund R (Franklin U.S. Government Securities Fund), or Supplemental Fund S (Merrill Lynch Capital
               Fund).  Notwithstanding the foregoing, the
               Employer Match amounts credited under Section 3.4 shall be credited with additional amounts to reflect the earnings or losses that would have been earned had the deferred amounts been invested entirely in CBS common stock. A Participant shall be notified of the amount credited as a bookkeep-ing entry to his Account as soon as practicable following the end of each Plan Year.
Section 3.7 VESTING OF AMOUNTS IN A PARTICIPANT'S ACCOUNT. Subject to Section 3.5, a Participant shall be vested in the portion of his Account attributable to any Employer Match to the same extent as such Participant is vested in any Employer Matching Contributions credited to his account under the
               Employee Investment Fund. Subject to Section 3.5, a Participant shall be fully vested in Employee Deferrals at all times.
Section 3.8 DISTRIBUTION OF AMOUNTS CREDITED TO A PARTICIPANT'S ACCOUNT. All amounts payable from a Participant's Account shall be paid in cash. Payments of the vested portion of a Participant's account shall be made in one of the following forms, as elected by the Participant: (i) a single sum cash payment made as soon as practicable following the Participant's termination of employment, or (ii) annual installments over a period of ten years commencing on February 1 of the year following the year in which such Participant's employment terminates.
               If a Participant elects to receive payment of his Account in the form of annual installments, the amount of each annual installment shall be the value of the Participant's Account as of December 31 of the year preceding the installment payment, divided by the number of installments remaining to be paid. A Participant shall make an irrevocable election regarding the form of payment at the same time the Participant is eligible to make his first deferral election under Section 3.3(C). The Participant's election of a form of payment shall
               apply to all future amounts credited to the Participant's Account. If the Participant dies before the distribution of all amounts credited to his Account, the remaining amount of his vested Account shall be paid to the Participant's Beneficiary in the same form and at the same time as such payments would have been made if the Participant had survived until all payments were made.

                                ARTICLE IV
                            PLAN ADMINISTRATION
Section 4.1 COMMITTEE. This Plan shall be administered by the Retirement Plans Committee of the Board of Directors of CBS. The Committee or its designee shall have full authority in its discretion to administer and interpret this Plan, make payments to Participants, and maintain records hereunder, which authority shall include the discretionary authority to determine eligibility for benefits hereunder and the proper amounts to be credited to each Participant's Account. All decisions by the Committee shall be final and binding on all parties affected by the decisions.
Section 4.2 DELEGATED RESPONSIBILITIES. The Committee shall have the authority to delegate any or all of its
               responsibilities to the Plans Administration
               Committee.
Section 4.3 CLAIMS PROCEDURE. The Committee or its designee shall have the exclusive right in its discretion to interpret the Plan and to decide any and all matters arising thereunder. In the event of a claim by a Participant as to the amount of any distribution or method of payment under the Plan, such person will be given notice in writing of any denial within 90 days of the filing of such claim unless special circumstances require an extension of such period, which notice will set forth the reason for the denial, the Plan provisions on which the denial is based, an explanation of what other material or information, if any, is needed to perfect the claim, and an explanation of the claims review procedure. The Participant may request a review of such denial within 60 days of the date of receipt of such denial by filing notice in writing with the Committee or its designee. The Participant will have the right to review pertinent Plan documents and to submit issues and comments in writing. The Committee or its designee will respond in writing to a request for review within 60 days of receiving it, unless special circumstances require an extension of such
               period. The Committee or its designee, at its discretion, may request a meeting to clarify any matters deemed appropriate. All decisions by the Committee or its designee shall be final and binding on all parties affected by the decisions.
Section 4.4 AMENDMENT AND TERMINATION. The Plans Administration Committee may amend, modify, or terminate this Plan at any time provided, however, that no such amendment, modification, or termination shall reduce any benefit under this Plan to which a Participant or the Participant's Beneficiary is entitled under Article III prior to the date of such amendment or termination, and in which such Participant or Beneficiary would have been vested if such benefit had been provided under the Employee Investment Fund, unless the Participant or Beneficiary becomes entitled to an amount equal to the actuarial value, to be determined in the sole discretion of the Plans Administration Committee, of such benefit under another plan, program, or practice adopted CBS. However, this Plan may not be suspended, amended, otherwise modified, or terminated after a Change of Control without the written consent of each affected Participant. A "Change of Control"
               shall mean the approval by CBS shareholders of a
               "Business Combination Transaction," the expiration
               of an "Offer," the occurrence of a "Concentration of Equity Ownership," or a change during a two-year period in the majority of the Corporation's directors unless each new director was elected by two-thirds of the directors still in office who were in office at the start of that period. "Business Combination Transaction" means one of the following transactions which has been approved by CBS shareholders: the sale of all or substantially all of the Corporation's assets, the adoption of a plan for its liquidation or dissolution, or a consolidation or merger following which the shareholders of CBS do not have the same proportionate ownership of common stock of the surviving corporation as they did of CBS immediately prior thereto. "Offer" means a tender offer or exchange offer after the consummation of which the offeror is the beneficial owner of more than 25% of the Corporation's voting stock, including at least some shares of common stock purchased in such offer. "Concentration of Equity Ownership" means the acquisition by any person of more than 25% of the Corporation's voting stock.
Section 4.5    SOURCE OF PAYMENTS.  CBS will pay all benefits
               arising under the Plan and all costs, charges and expenses relating thereto out of the trust established for this purpose pursuant to Section 4.7, or out of its general assets.
Section 4.6 NONASSIGNABILITY OF BENEFITS. Except as otherwise required by law, neither any benefit payable hereunder nor the right to receive any future benefit under this Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits under this Plan becomes bankrupt, the interest under this Plan of the person affected may be terminated by the Plans Administration Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.
Section 4.7 PLAN UNFUNDED. Nothing in this Plan shall be interpreted or construed to require CBS in any manner to fund any obligation to the Participants, terminated Participants, or Beneficiaries hereunder. Nothing contained in this Plan nor any action taken hereunder shall create, or be
               construed to create, a trust of any kind, or a fiduciary relationship between CBS and the Participants, terminated Participants,
               Beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligation under this Plan shall, for all purposes, continue to be a part of the general assets of CBS; provided, however, that CBS shall establish a trust to hold funds intended to provide benefits hereunder to the extent the assets of such trust become subject to the claims of the general creditors of CBS in the event of bankruptcy or insolvency of CBS. To the extent that any Participant, terminated Participant, or Beneficiary acquires a right to receive payments from CBS under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of CBS.
Section 4.8 APPLICABLE LAW. All questions pertaining to the construction, validity, and effect of this Plan shall be determined in accordance with the laws of the State of New York, to the extent not pre-empted by Federal Law.
Section 4.9 LIMITATION OF RIGHTS: This Plan is a voluntary undertaking on the part of CBS. Neither the establishment of the Plan nor the payment of any
               benefits hereunder, nor any action of CBS, the Committee, or its designee shall be held or construed to be a contract of employment between CBS and any Eligible Employee or to confer upon any person any legal right to be continued in the employ of CBS. CBS expressly reserves the right to discharge, discipline, or otherwise terminate the employment of any Eligible Employee at any time. Participation in this Plan gives no right or claim to any benefits beyond those which are expressly provided herein and all rights and claims hereunder are limited as set forth in this Plan.
Section 4.10 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid, or would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain that provision.
Section 4.11 HEADINGS, GENDER AND NUMBER. The headings to the Articles and Sections of this Plan are inserted for reference only, and are not to be taken as limiting or extending the provisions hereof. Unless the context clearly indicates to the contrary, in interpreting this Plan, the masculine shall include the feminine, and the singular shall include the plural.
Section 4.12 INCAPACITY. If the Committee or its designee shall determine that a Participant, terminated Participant, or any other person entitled to a benefit under this Plan (the "Recipient") is unable to care for his affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Committee or its designee may direct that any benefit payment due the Recipient be paid to his duly appointed legal representative; or if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to the Recipient.
Section 4.13 BINDING EFFECT AND RELEASE. All persons accepting benefits under this Plan shall be deemed to have consented to the terms of this Plan. Any final payment or distribution to any person entitled to benefits under the Plan shall be in full satisfaction of all claims against the Plan, the Committee or its designee and CBS arising by virtue of this Plan.

                     TRUST UNDER THE CBS SUPPLEMENTAL
                       EMPLOYEE INVESTMENT FUND PLAN


     (A) This Agreement made this 18th day of January, 1995, by and between CBS Inc. and Merrill Lynch Trust Company of
America, an Illinois corporation.

     (B) WHEREAS, Company has adopted the nonqualified deferred compensation Plan as listed in Appendix A.

     (C) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

     (D) WHEREAS, Company wishes to establish a trust (hereinafter called Trust ) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company s creditors in the event of the Company s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     (E) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for the purposes of Title I of the Employee Retirement Income Security Act of 1974;

     (F) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                    SECTION 1. Establishment of Trust

  (A) Company hereby deposits with Trustee in trust $1,000
(insert amount deposited), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

  (B) The Trust hereby established shall be irrevocable.

  (C) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

  (D) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

  (E) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust
Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

          SECTION 2. Payments to Plan Participants and Their
                            Beneficiaries

  (A) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to Trustee not more than (30) business days nor fewer than (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to Trustee not more than (30) days nor fewer than
(15) days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for

the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. Company shall on a timely basis provide Trustee specific information as to the amount of taxes to be withheld and Company shall be obligated to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.

  (B) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

  (C) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

  (D) Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the Trust's assets.

       SECTION 3. Trustee Responsibility Regarding Payments to
             Trust Beneficiary When Company is Insolvent.

  (A) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States
Bankruptcy Code.

  (B) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

       (1) The Board of Directors and the Chief Executive
Officer of Company shall have the duty to inform Trustee in

writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

       (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

       (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

       (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

  (C) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3(B) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by


Company in lieu of payments provided for hereunder during any such period of discontinuance; provided that Company has given Trustee information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

                    SECTION 4. Payments to Company

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                   SECTION 5. Investment Authority

With respect to contributions attributable to Employer Match amounts under the plan only, Trustee shall be authorized to invest in securities (including stock or rights to acquire stock) issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercised by or rest with Plan participants, except that: (1) voting rights with respect to Trust assets will be exercised by Company, and
(2) dividend rights with respect to Trust assets will rest with Company.

Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                 SECTION 5A. Trustee s Investment Powers

(1) Subject to subsection (2) below, with respect to Employee
Deferrals under the plan only, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

  (A) To invest and reinvest in mutual funds or such other investments designed to generate a rate of return comparable to Fund Q (AIM Value Fund), Fund R (Franklin U.S. Government Securities Fund), and Fund S (Merrill Lynch Capital Fund) as elected by the Participants in accordance with the Plan;

  (B) To invest and reinvest in any property, real, personal, or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stock, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee, or any affiliate thereof), leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, insurance policies and annuity contracts, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

  (C) To invest and reinvest all or any portion of the Fund collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee for plans or programs which are not tax qualified, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Fund in any such common, collective or commingled trust fund;

  (D) To retain any property at any time received by the Trustee;

  (E) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

  (F) To participate in any plan of reorganization, consolidation, merger, combination, liquidation, or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

  (G) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary

power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property to be deposited;

  (H) To extend the time of payments of any obligation held by it;

  (I) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

  (J) For the purposes of the Trust, to borrow money from others, to issues its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

  (K) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation or partnership, either alone or by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

  (L) to employ suitable agents, accountants and counsel, who may be counsel to the Company of the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

  (M) To cause any property held by it to be registered and held in the name of the name of one or more nominees, with or without the additions of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

  (N) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

  (O) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein;

  (P) To pay premiums on any insurance policy, or annuity policy under which the Trust is the Beneficiary, at the direction of the Committee under the Plan, in order to safeguard the benefits payable to the Participants and Beneficiaries under the Plan or to borrow against the cash value of any insurance or annuity policy or policies held by the Trustee, only if the Trustee is directed to do so by the Committee under the Plan;

  (Q) To change the insured individual of any insurance policy held by the Trustee, if the insured ceases to be entitled to benefits under the Plan, to another employee entitled to benefits under the Plan, as directed by the Committee under the Plan;

  (R) To change the terms of any policies of insurance, as directed by the Committee under the Plan and as agreed to by the insurance carrier;

  (S) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee is incorporated as set forth above, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

  (T) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund;

(2) Notwithstanding anything herein to the contrary, the Trustee shall invest all contributions attributable to Employer Match amounts under the plan, as designated by Company, in Company stock at all times.

                     SECTION 6. Disposition of Income

  (A) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                   SECTION 7. Accounting by Trustee

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 45 days following the close of each calendar year and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may satisfy its obligation under this Section 7 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

                 SECTION 8. Responsibility of Trustee

  (A) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by Company. Trustee shall also incur no liability to any person for any unreasonable failure to act in the absence of direction, request or approval from the Company which is reasonably contemplated by, and in reasonable conformity with, the terms of this Trust. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

  (B) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify

against Trustee s costs, expenses and liabilities (including, without limitation, attorney s fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

  (C) Company hereby indemnifies Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, the Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the negligence or misconduct of the Trustee, Trustee shall promptly on request thereafter return to the Company, with interest at the Prime Rate as determined by Chemical Bank, any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense.

  (D) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

  (E) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

  (F) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.


  (G) However, notwithstanding the provisions of Section 8(E) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

  (H) Notwithstanding any powers to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


             SECTION 9. Compensation and Expenses of Trustee

Company shall pay all administrative and Trustee s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

              SECTION 10. Resignation and Removal of Trustee

  (A) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise

  (B) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

  (C) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for 5 years.

  (D) If Trustee resigns within 5 years after a Change of Control, as defined herein, Company shall apply to a court of competent juridiction for the appointment of a successor
Trustee or for instructions.

  (E) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, provided that Trustee is provided assurance by Company satisfactory to Trustee that all fees and expenses reasonably anticipated will be paid.


  (F) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under paragraph(s) (A) (or (B) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

  (G) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.


                 SECTION 11. Appointment of Successor

  (A) If Trustee resigns or is removed in accordance with
Section 10(A) or (B) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

 (B) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                 SECTION 12. Amendment or Termination

  (A) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding

the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section 1(B) hereof.

  (B) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(B) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

  (C) Upon written approval to participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

  (D) Sections 1 to 15 of this Trust Agreement may not be amended by Company for 5 years following a Change of Control as defined herein.

                      SECTION 13. Miscellaneous

  (A) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

  (B) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

  (C) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

  (D) For purposes of this Trust,  Change of Control  shall
mean the approval by CBS shareholders of a Business Combination Transaction, the expiration of an Offer, the occurrence of a
 Concentration of Equity Ownership, or a change during a two-year period in the majority of the Corporation s directors unless each new director was elected by two-thirds of the directors still in office who were in office at the start of
that period.   Business Combination Transaction  means one of
the following transactions which has been approved by CBS

shareholders: the sale of all or substantially all of the Corporation s assets, the adoption of a plan for its liquidation or dissolution , or a consolidation or merger following which the shareholders of CBS do not have the same proportionate ownership of common stock of the surviving corporation as they did of CBS immediately prior thereto.
 Offer means a tender offer or exchange offer after the consummation of which the offeror is the beneficial owner of more than 25% of the Corporation s voting stock, including at least some shares of common stock purchased in such offer.
 Concentration of Equity Ownership means the acquisition by any person of more than 25% of the Corporation s voting stock.

                      SECTION 14. Effective Date

The effective date of this Trust Agreement shall be January 1, 1995.
                           CBS INC.
                           (Company)

                           By:/s/LOUIS J. RAUCHENBERGER, JR.
                           Title:  Vice President and
                                   Treasurer

MERRILL LYNCH TRUST COMPANY OF AMERICA
(Trustee)

By:/s/CHRIS ROSIN
Title:  Trust Officer
















                                APPENDIX A

Name of Non-Qualified Deferred Compensation Plan:

CBS Supplemental Employee Investment Fund